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                                                                  Exhibit 23.11


As independent public auditors, we hereby consent to the use in this Registration Statement of our report, dated February 26, 1999, on SBS Broadcasting SA (formerly Scandinavian Broadcasting System SA) as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                       Ernst & Young
                                       Statsautoriseret Revlsionsaktiesclskab

Copenhagen, Denmark
September 29, 1999